UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 20, 2011

ARGENTEX MINING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49995
(Commission File Number)

71-0867623
(IRS Employer Identification No.)

Suite 835 - 1100 Melville Street, Vancouver, BC  V6E 4A6
(Address of principal executive offices and Zip Code)

604.568.2496
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On May 24, 2011, one of our investors exercised a share purchase warrant pursuant to which it purchased 500,000 of our common shares at an exercise price of $0.15 for gross proceeds to our company of $75,000.  On May 20, 2011, two of our investors exercised share purchase warrants pursuant to which they purchased an aggregate of 70,000 of our common shares at an exercise price of CDN$0.90 for aggregate gross proceeds to our company of  approximately $64,400 (CDN$63,000).   None of these investors is a U.S. person (as that term is defined in Regulation S promulgated under the Securities Act of 1933), these transactions took place outside of the United States and, in issuing these shares, we relied on Regulation S and/or Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGENTEX MINING CORPORATION

/s/ Jeff Finkelstein
By:  Jeff Finkelstein, Chief Financial Officer and Treasurer
Date: May 25, 2011